Exhibit 99.1

Cascade Microtech Reports Fourth Quarter and Annual 2014 Results

Record Annual Revenue of $136.0 million

Record Quarterly Revenue of $36.6 million

Record Annual Income from Operations of $13.3 million

Record Quarterly Income from Operations of $4.1 million

Record Quarterly Bookings of $46.4 million

BEAVERTON, Ore.—(MARKETWIRE) — February 9, 2015 —Cascade Microtech, Inc. (NASDAQ:CSCD) today reported financial results for the fourth quarter and year ended December 31, 2014.

Financial Summary

Results for the quarter ended December 31, 2014 were as follows:

•	Total revenue of $36.6 million, compared to $32.7 million for Q3 2014 and $34.0 million for Q4 2013.
–	Systems revenue of $21.4 million, an increase of $2.7 million, or 14.3%, over Q3 2014, and a decrease of $2.8 million, or 11.7%, from Q4 2013.
–	Probes revenue of $15.2 million, an increase of $1.2 million, or 8.3%, over Q3 2014, and an increase of $5.4 million, or 54.6%, over Q4 2013.
–	Q4 2014 represents record revenue overall and for our Probes segment.
•	Gross margin of 53.4%, consistent with 53.5% in Q3 2014 and up from 45.5% in Q4 2013.
–	Systems gross margin of 48.1%, up from 43.7% in Q3 2014 and 42.3% in Q4 2013.
–	Probes gross margin of 60.8%, down from 66.5% in Q3 2014 and up from 53.3% in Q4 2013.
•	Income from operations of $4.1 million, an increase of $0.5 million, or 14.6%, over Q3 2014, and an increase of $1.9 million, or 87.8%, over Q4 2013.
–	Q4 2014 operating income includes net restructuring and acquisition-related expenses of $1.2 million, compared to credits of $0.3 million in Q3 2014, and expenses of $0.9 million in Q4 2013.
–	Q4 2014 sets a new record for income from operations.
•	GAAP net income of $4.3 million, or $0.25 per diluted share, compared to $2.2 million, or $0.13 per diluted share, for Q3 2014, and $8.8 million, or $0.53 per diluted share, for Q4 2013.
–	Q4 2014 includes an income tax benefit of $0.4 million, compared to an expense of $1.2 million for Q3 2014, and a benefit of $6.6 million for Q4 2013.
•	Non-GAAP net income of $0.26 per diluted share, compared to $0.15 per diluted share for Q3 2014, and $0.21 per diluted share for Q4 2013.
–	Q4 2014 sets a new record for non-GAAP earnings per share.
•	Depreciation, amortization and stock-based compensation expenses totaled $2.1 million, compared to $2.2 million for Q3 2014, and $2.1 million for Q4 2013.
•	Adjusted EBITDAS of $7.5 million, compared to $5.5 million for Q3 2014, and $5.2 million for Q3 2014.
–	Q4 2014 sets a new record for adjusted EBITDAS.
•	Total cash and investments of $39.8 million, an increase of $8.4 million over Q3 2014.
•	Book-to-bill ratio of 1.27 to 1.

Results for the year ended December 31, 2014 were as follows:

•	Total revenue of $136.0 million, compared to $120.0 million for 2013.
–	Systems revenue of $82.8 million, an increase of $3.6 million, or 4.6%, over 2013.
–	Probes revenue of $53.2 million, an increase of $12.4 million, or 30.4%, over 2013.
–	2014 represents record revenue overall and for each of our segments.
•	Gross margin of 51.7%, up from 45.6% in 2013.
–	2014 sets a new record for gross margin.
•	Income from operations of $13.3 million, an increase of $6.0 million, or 81.2%, over 2013.

–	2014 operating income includes net restructuring and acquisition-related expenses of $0.7 million, compared to $1.6 million in 2013.
–	2014 sets a new record for income from operations.
•	GAAP net income of $9.9 million, or $0.59 per diluted share, compared to $13.4 million, or $0.89 per diluted share, for 2013.
–	2014 includes income tax expense of $2.7 million, compared to a benefit of $6.3 million for 2013.
•	Non-GAAP net income of $11.2 million, or $0.67 per diluted share, compared to $9.3 million, or $0.62 per diluted share, for 2013.
•	Depreciation, amortization and stock-based compensation expenses of $8.8 million, compared to $6.8 million for 2013.
•	Adjusted EBITDAS of $22.8 million, compared to $15.8 million for 2013.
•	Annual book-to-bill ratio of 1.07 to 1.

“Cascade Microtech achieved a major milestone in the fourth quarter of 2014 as adjusted EBITDAS exceeded our Success Model goal of 20% of revenue. Quarterly records were also set for revenue, income from operations, and non-GAAP earnings per share. Cash and investments grew over $8 million in the quarter and we posted a book-to-bill ratio of 1.27 as each of our segments were above a 1.0,” said Michael Burger, President and CEO. “On an annual basis, records were set for revenue, gross margins, income from operations, non-GAAP net income and adjusted EBITDAS. Cash and investments grew $17 million throughout the year. With a strong close to 2014 and increased backlog, we are well positioned to take advantage of our markets in 2015. Throughout 2015, you’ll see continued emphasis on new product development as our major probes customers have asked us to help leverage new technology to meet their next generation solutions. Cascade Microtech’s R&D investments in new products will help expand our markets and maintain our technology leadership position. Even with this increased investment, we expect to financially outperform our 2014 results and grow faster than the markets we serve.”

Financial Outlook

For the first quarter of 2015 we are projecting revenue in the range of $32.0 million to $35.0 million, with diluted GAAP earnings per share in the range of $0.04 to $0.10, and non-GAAP earnings per share in the range of $0.07 to $0.13. Our guidance assumes a quarterly increase research and development expenses of $0.4 million to $0.6 million, a tax rate of 33%, consistent foreign currency exchange rates and no significant one-time charges.

We will host a conference call beginning at 5:00 p.m. EST (2:00 p.m. PST) on Monday, February 9, 2015, to discuss our results for the quarter and year ended December 31, 2014.

A simultaneous audio cast of the conference call may be accessed online from the investor relations page of www.cascademicrotech.com/investors. If you are interested in participating in the call, the live dial-in number is 866-510-0712, or international 617-597-5380, participant Passcode: 48040708. A replay will be available after 9:00 p.m. EST at the same internet address. (For a telephone replay available after 9:00 p.m. EST, dial: 888-286-8010, international: 617-801-6888, Passcode: 70888425).

Forward-Looking Statements

The statements in this release regarding attainment of the Success Model, our expectations relating to new product investments, financial results and positioning in our markets in 2015, and statements under “Financial Outlook” regarding projected revenue, GAAP earnings per share, and non-GAAP earnings per share and assumptions supporting those projections, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts,” and “continue” or other derivations of these or other comparable terms are “forward-looking” statements within the meaning of the Securities Litigation Reform act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business based in part on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including: changes in demand for the Company’s products; changes in product mix; potential delays and other factors affecting the timing of new product introductions; the timing of shipments and customer orders; constraints on supplies of components; excess or shortage of production capacity; potential failure of expected market opportunities to materialize; changes in foreign exchange rates; our ability or delay in integrating acquired businesses; and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. In addition, such statements could be affected by general industry and market conditions and growth rates and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains Non-GAAP financial measures, which are defined below and reconciled to GAAP financial measures in a table later in this release:

•	Non-GAAP net income is defined as GAAP net income before certain items (adjustments) such as restructuring, facility move and project costs, acquisition-related expenses, the amortization of intangibles and discrete tax items that we believe are either not representative of our ongoing operating performance or effect the comparability of results over time. Non-GAAP net income should not be construed as a substitute for net income as defined by GAAP. However, we regard non-GAAP net income as a complement to GAAP net income in assessing our financial performance over time and in the future.

•	Adjusted EBITDAS is defined as income from continuing operations before depreciation and amortization and stock-based compensation and certain other items (adjustments) such as restructuring, facility move and project costs, and acquisition-related expenses that we believe are not representative of our ongoing operating performance. Adjusted EBITDAS should not be construed as a substitute for net income from continuing operations or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as adjusted EBITDAS is not defined by GAAP. However, we regard adjusted EBITDAS as a complement to net income from continuing operations and other GAAP financial performance measures, by including an indirect measure of operating cash flow.

About Cascade Microtech, Inc.

Cascade Microtech, Inc. (NASDAQ: CSCD) is a worldwide leader in precision contact, electrical measurement and test of integrated circuits (ICs), optical devices and other small structures. For technology businesses and scientific institutions that need to evaluate small structures, Cascade Microtech delivers access to electrical data from wafers, ICs, IC packages, circuit boards and modules, MEMS, 3D TSV, LED devices and more. Cascade Microtech’s leading-edge stations, probes, probe cards, advanced thermal subsystems and integrated systems deliver precision accuracy and superior performance both in the lab and during production manufacturing of high-speed and high-density semiconductor chips. For more information, visit www.cascademicrotech.com.

FOR MORE INFORMATION, CONTACT:

Jeff A. Killian

Cascade Microtech, Inc.

(503) 601-1280

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CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013	Year Ended December 31,
				2014	2013
Revenue(1)	$36,593	$32,749	$34,035	$136,022	$120,010
Cost of sales(1)	17,058	15,229	18,547	65,708	65,286

Gross profit	19,535	17,520	15,488	70,314	54,724
Operating expenses:
Research and development	3,598	3,554	3,061	13,821	10,961
Selling, general and administrative	11,797	10,352	10,223	43,209	36,430

	15,395	13,906	13,284	57,030	47,391

Income from operations	4,140	3,614	2,204	13,284	7,333
Other income (expense):
Interest income, net	4	16	4	29	44
Other, net	(289)	(235)	(27)	(649)	(296)

	(285)	(219)	(23)	(620)	(252)

Income before income taxes	3,855	3,395	2,181	12,664	7,081
Income tax expense (benefit)	(448)	1,188	(6,621)	2,734	(6,337)

Net income	$4,303	$2,207	$8,802	$9,930	$13,418

Net income per share:
Basic	$0.26	$0.13	$0.54	$0.61	$0.91
Diluted	$0.25	$0.13	$0.53	$0.59	$0.89
Shares used in computing net income per share:
Basic	16,435	16,357	16,173	16,323	14,792
Diluted	16,955	16,851	16,634	16,828	15,150

(1)	Reflects a reduction of previously reported revenue and cost of sales of $0.1 million, $0.5 million and $0.7 million, respectively, for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, for the elimination of certain intercompany sales and cost of sales from our consolidated results. The correction had no impact on reported gross profit, income from operations, net income or net income per share.

CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$38,107	$17,172
Marketable securities	1,626	4,278
Restricted cash	61	1,082
Accounts receivable, net	20,763	26,520
Inventories	24,642	24,884
Deferred income taxes	3,027	2,268
Prepaid expenses and other	4,454	2,147

Total current assets	92,680	78,351
Fixed assets, net	8,100	6,403
Goodwill	12,823	14,471
Purchased intangible assets, net	12,572	16,937
Deferred income taxes	1,262	1,235
Other assets	944	1,114

	$128,381	$118,511

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$7,505	$7,229
Deferred revenue	2,070	2,555
Accrued liabilities	9,505	8,859

Total current liabilities	19,080	18,643
Deferred revenue	329	548
Other long-term liabilities	1,511	2,119

Total liabilities	20,920	21,310
Shareholders’ equity:
Common stock	111,645	108,070
Accumulated other comprehensive income (loss)	(3,127)	118
Accumulated deficit	(1,057)	(10,987)

Total shareholders’ equity	107,461	97,201

	$128,381	$118,511

CASCADE MICROTECH, INC.

AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013	Year Ended December 31,
				2014	2013
Non-GAAP Net Income
GAAP net income	$4,303	$2,207	$8,802	$9,930	$13,418
Adjustments to net income:
Restructuring	1,178	(191)	115	1,236	227
Acquisition and acquisition related	—	(100)	779	(557)	1,406
Amortization of intangibles	694	752	787	3,011	1,522
Income tax effect of non-GAAP adjustments	(509)	(161)	(168)	(1,170)	(285)
Discrete tax items	(1,246)	—	(6,840)	(1,246)	(6,967)

Non-GAAP net income	$4,420	$2,507	$3,475	$11,204	$9,321

GAAP net income per diluted share	$0.25	$0.13	$0.53	$0.59	$0.89

Non-GAAP net income per diluted share	$0.26	$0.15	$0.21	$0.67	$0.62

Shares used in diluted share calculations	16,955	16,851	16,634	16,828	15,150

	Three Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013	Year Ended December 31,
				2014	2013
EBITDAS and Adjusted EBITDAS
GAAP Income from operations	$4,140	$3,614	$2,204	$13,284	$7,333
Adjustments:
Depreciation	883	824	874	3,335	3,661
Amortization of intangibles	694	752	787	3,011	1,522
Stock-based compensation	564	648	399	2,482	1,614

EBITDAS	6,281	5,838	4,264	22,112	14,130
Adjustments:
Restructuring	1,178	(191)	115	1,236	227
Acquisition and acquisition related	—	(100)	779	(557)	1,406

Adjusted EBITDAS	$7,459	$5,547	$5,158	$22,791	$15,763

	Three Months Ending March 31, 2015
	Low Range Guidance	High Range Guidance
Forward-looking non-GAAP net income
GAAP net income	$750	$1,750
Adjustments:
Amortization of intangibles	700	700
Income tax effect of non-GAAP adjustments	(231)	(231)

Non-GAAP net income	$1,219	$2,219

GAAP net income per diluted share	$0.04	$0.10

Non-GAAP net income per diluted share	$0.07	$0.13

Shares used in diluted share calculations	17,050	17,050